FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION



                                  CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): December 4, 2001



                           CENTENNIAL MORTGAGE INCOME FUND
               (Exact name of registrant as specified in its charter)



         California                   0-22520                 33-0053488
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)



 1540 South Lewis Street, Anaheim, California                    92805
  (Address of principal executive offices)                     (Zip Code)



    Registrant's telephone number, including area code:     (714) 502-8484



















Item 1. Changes in Control of Registrant

             None

Item 2. Acquisition or Disposition of Assets

             None

Item 3. Bankruptcy or Receivership

            None

Item 4. Changes in Registrant's Certifying Accountant

            None

Item 5. Other Events

On December 4, 2001 the Registrant mailed a final distribution to its investors who were holders of record as of November 15, 2001. The distribution totaled $820,000 and amounted to $21.17 per limited partnership unit.

The general partners are preparing all documents necessary to dissolve the Partnership, and intend to file these documents with the appropriate government agencies within 30 days.

The amount of the final distribution paid to limited partners by the Partnership was reduced by $125,000 in cash withheld to pay for the anticipated costs of dissolving the Partnership. These costs included: i) legal and accounting fees;
ii) final tax return preparation fees; iii) final investor mailing costs;
iv) record retention costs; and v)estimated investor service personnel costs to handle future limited partner correspondence and questions subsequent to the dissolution. Additionally, the $132,000 deficit capital account shown on the balance sheet contained within the Form 10-Q for the period ended September 30, 2001 filed with the Securities and Exchange Commission was not recovered.


Item 6. Resignation of Registrant's Directors

            None

Item 7. Financial Statements and Exhibits

            None

Item 8. Change in Fiscal Year

            None

Item 9. Sales of Equity Securities Pursuant to Regulation S.

           None









                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     December 18, 2001
Date:___________________________  By: Centennial Corporation
                                          General Partner

                                      /s/Joel H. Miner
                                      __________________________
                                   By:  Joel H. Miner
                                        Vice President/Chief Financial Officer